UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, the Federal Home Loan Bank of Chicago (the "Bank") announced that the following directors have been elected to its Board of Directors ("Board") as member directors:

(1) Roger L. Lehmann, President, CEO and Chairman of the Board of The Harvard State Bank, Harvard, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2011 and ending December 31, 2014.

(2) Michael G. Steelman, Chairman and CEO of Farmers & Merchants State Bank of Bushnell, Bushnell, Illinois was elected to serve a four-year term on the Board beginning January 1, 2011 and ending December 31, 2014.

(3) William W. Sennholz, President and CEO of Forward Financial Bank, Marshfield, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2011 and ending December 31, 2014.

With respect to the election of Mr. Sennholz, the Bank issued a Current Report on Form 8-K on September 24, 2010 (after the nomination period closed) announcing that Mr. Sennholz was the only nominee for the state of Wisconsin and had been declared director-elect to the Board in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act ("Bank Act") and the related regulations of the Federal Housing Finance Agency ("FHFA").

The Board has not yet determined on which committees each of these directors will serve beginning in 2011.

The election took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Bank Act and the related FHFA regulations. For more information on these rules, see "2009 Director Election" on page 87 in the Bank's 2009 Annual Report on Form 10-K.

Pursuant to the Bank Act and FHFA regulations, the Bank's member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members. For further discussion, see "Related Persons and Related Transactions" on page 112 of the Bank's 2009 Annual Report on Form 10-K.

All directors serving on the Bank's Board for 2011 will receive compensation under the Bank's 2011 Board of Directors Compensation Policy which has not yet been approved by the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 16, 2010, the Bank declared the voting results for its 2010 election of member directors, which the Bank announced as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 18, 2010 attached as Exhibit 99.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank's letter to members dated November 18, 2010, regarding the results of the election for member directors. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Description
99.1	Letter to Members dated November 18, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 18, 2010	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary